Exhibit 107.1

CALCULATION OF FILING FEE TABLES

F-3

BANK OF NOVA SCOTIAs

Submission Type: 424B8

EX-FILING FEES

SEC File No. 333-261476

Final Prospectus: True

The pricing supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price for such offering is $11,099,000.